Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”), dated as of February 22, 2008, by and between IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “Buyer”), and LINC Media, Inc., a corporation organized and existing under the laws of Japan (the “Seller”).

W I T N E S S E T H

WHEREAS, the Company and Seller are parties to the Asset Purchase Agreement, dated October 22, 2007 (the “Purchase Agreement”), pursuant to which the Company is purchasing the IT Outsourcing Business Division of the Seller (“Outsourcing Business”);

WHEREAS, the Company and Seller are parties to a Promissory Note attached to the Purchase Agreement, dated October 22, 2007 (the “Note”), pursuant to the Company shall pay the Seller US$720,000.00 on November 30, 2007;

WHEREAS, the Company and Seller are parties to the Performance Agreement, dated October 22, 2007 (the “Performance Agreement”), pursuant to Seller shall receive shares of the Company’s common stock, based on the Outsourcing Business’ achievement of certain performance metrics;

WHEREAS, the parties wish to modify certain provisions of the Purchase Agreement, Note and Performance Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

1.	AMENDMENTS TO THE ASSET PURCHASE AGREEMENT.

a.

Section 1.3. The number “5,394,736 of the Company’s common stock, par value US$.001” is hereby deleted and “9,217,391 Company’s common stock, par value US$.01” is inserted in lieu thereof. The Company and Seller agree to value the common stock at $.230 per share, the closing price on February 14, 2008, the closing price the day the Amendment was agreed. The Company agrees to issue the 304,348 shares upon receipt of approval from the American Stock Exchange, which shall be applied for within ten days of the signing of the Amendment.

b.

Section 1.7. The payment due date of “November 30, 2007” is hereby deleted and “February 29, 2008” is inserted in lieu thereof. The number $80,000 is replaced by $110,000. The number $720,000 is replaced by $690,000.

c.

Section 1.8. The date of “November 10, 2008” for the delivery of the Unaudited Financial Statements by the Company to the Seller deadline is deleted and replaced with January 9, 2009. The date of “September 30, 2008” for the end date for the balance sheet period and the statement of operations is deleted and replaced with November 30, 2008.

d.	Exhibit D.

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90% of Customer Contracts, including Citigroup contracts, will be transferred to Buyer no later than March 31st, 2008 (“Latest Transfer Date”), and failure to deliver the Customer Contracts by the Latest Transfer Date shall be a breach of this Agreement. March 31st, 2008 is replaced by June 30, 2008.

•	In Section 1.2 (C), the date of March 31, 2008 for the decision of whether to include Barclay’s Capital in the Customer Contracts, is deleted and replaced by June 30, 2008.
•

As part of the 90% customer transfer commitment by Seller, if Barclay’s Capital is included in the transfer, the method of doing so will be by way of a auto-renewing outsourced arrangement by and between Seller and Company, rather than Company contracting directly with Barclay’s Capital. The final transfer date of the Barclay’s Capital account shall be at the sole discretion of LINC Media.

•

All contracts with new customers (versus new contracts with existing customers) signed from December 1st, 2007, will be written and signed in the name of the Buyer. December 1st, 2007 is replaced by March 15, 2008.

•	All existing employee contracts will be transferred to Buyer no later than Latest Transfer Date. The latest transfer date is replaced by June 30, 2008.
•	The date of March 1st, 2008 for all new employee contracts to be written and signed in the name of the Buyer is deleted and replaced with the date May 1st, 2008.

2.	AMENDMENT TO THE NOTE.

a.	The Maturity Date of “November 30, 2007” is hereby deleted and “February 28, 2008” is inserted in lieu thereof.

b.	The number $720,000 is replaced by $690,000.

c.	The number $80,000 is replaced by $110,000.

d.	There is no interest based on the extended dates for this Note.

3.	AMENDMENT TO THE PERFORMANCE AGREEMENT.

a.	In Section 1(a). The number “5,394,736 of the Company’s common stock, par value US$.001” is hereby deleted and “9,217,391 Company’s common stock, par value US$.01” is inserted in lieu thereof.

b.	In Section 1(b).

•	Successful transfer by April 1st, 2008 of 90% of Customer Contracts (as defined in the Purchase Agreement) by value, and all employee contracts to Buyer. April 1, 2008 is replaced by June 30, 2008.
•

As part of the 90% customer transfer commitment by Seller, if Barclay’s Capital is included in the transfer, the method of doing so will be by way of a auto-renewing outsourced arrangement by and between Seller and Company, rather than Company contracting directly with Barclay’s Capital. The final transfer date of the Barclay’s Capital account shall be at the sole discretion of LINC Media.

•

The evaluation, to be conducted by both Parties, shall occur no earlier than April 15th, 2008, and no later than May 15th, 2008. The period April 15th, 2008, and no later than May 15, 2008 is replaced by “...shall occur on June 30, 2008.

4.	MISCELLANEOUS.

a.	Except as expressly provided herein, the Purchase Agreement, the Note and the Performance Agreement shall be unmodified and shall remain in full force and effect in accordance with their terms.

b.	This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

The foregoing Amendment is hereby executed effective as of the date first set first set forth above.

IA Global, Inc.	LINC Media Inc.

/s/ Derek Schneideman	/s/ Terrie Lloyd
Derek Schneideman, CEO	Terrie Lloyd, President